United States
Securities and Exchange Commission
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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21st CENTURY HOLDING COMPANY
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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21st CENTURY HOLDING COMPANY

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 3, 2008

To the Shareholders of 21st Century Holding Company:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of 21st Century Holding Company, a Florida corporation (the “Company”), will be held at our principal executive offices at 3661 West Oakland Park Boulevard, Suite 207, Lauderdale Lakes, Florida 33311, at 11:00 A.M., on June 3, 2008 for the following purposes:

1.	To elect two Class III directors, each for a term of three years;
2.	To ratify the appointment of DeMeo Young McGrath as the Independent Registered Public Accounting Firm of the Company to serve for the 2008 fiscal year; and
3.	To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

  The Board of Directors has fixed the close of business on April 3, 2008 as the record date for determining those shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

  Whether or not you expect to be present, please sign, date and return the enclosed proxy card in the pre-addressed envelope provided for that purpose as promptly as possible. No postage is required if mailed in the United States.

By Order of the Board of Directors,

Rebecca L. Campillo, Secretary

Lauderdale Lakes, Florida
April 21, 2008

ALL SHAREHOLDERS ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. THOSE SHAREHOLDERS WHO ARE UNABLE TO ATTEND ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE. SHAREHOLDERS WHO EXECUTE A PROXY MAY NEVERTHELESS ATTEND THE ANNUAL MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

21st CENTURY HOLDING COMPANY

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 3, 2008

PROXY STATEMENT

General

We are providing these proxy materials in connection with the solicitation by the Board of Directors of 21st Century Holding Company of proxies to be voted at our 2008 Annual Meeting of Shareholders to be held on June 3, 2008, at 11:00 a.m. at the Company's principal executive offices located at 3661 West Oakland Park Boulevard, Suite 207, Lauderdale Lakes, FL 33311 and at any at any postponement or adjournment thereof. In this proxy statement, 21st Century Holding Company is referred to as the “Company,” “we,” “our” or “us.”

The approximate date that this proxy statement and the enclosed form of proxy are first being sent to our shareholders is April 21, 2008. You should review the information provided in this proxy statement with our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, which is being delivered to shareholders simultaneously with this proxy statement.

Outstanding Securities and Voting Rights

Only holders of record of our common stock at the close of business on April 3, 2008, the record date, will be entitled to notice of, and to vote at the, the Annual Meeting. On that date, we had 7,938,519 shares of common stock outstanding. Each share of common stock is entitled to one vote at the Annual Meeting.

A majority of the outstanding shares of common stock present in person or represented by proxy constitutes a quorum for the transaction of business at the Annual Meeting. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining whether a quorum exists. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

Proxy Voting

Shares for which proxy cards are properly executed and returned will be voted at the Annual Meeting in accordance with the directions given or, in the absence of directions, will be voted “FOR” the election of each of the nominees to the Board named herein and “FOR” Proposal 2 - the ratification of DeMeo Young McGrath as our independent certified public accountants. If, however, other matters are properly presented, the person named in the proxies in the accompanying proxy card will vote in accordance with their discretion with respect to such matters.

The manner in which your shares may be voted depends on how your shares are held. If you own shares of record meaning that your shares of common stock are represented by certificates in your name so that you appear as a shareholder on the records of our transfer agent, Registrar and Transfer Company, a proxy card for voting those shares will be included within this Proxy Statement. You may vote those shares by completing, signing and returning the proxy card in the enclosed envelope.

If you own shares in street name, meaning that your shares of common stock are held by a bank or brokerage firm, you may instead receive a voting instruction form with this Proxy Statement that you may use to instruct your bank or brokerage firm how to vote your shares. As with a proxy card, you may vote your shares by completing, signing and returning the voting instruction form in the envelope provided. Alternatively, if your bank or brokerage firm has arranged for Internet or telephonic voting of shares, you may vote by following the instructions for using those services on the voting instruction form. If your bank or brokerage firm uses Broadridge Investor Communication Solutions, you may vote your shares via the Internet at www.proxyvote.com or by calling the telephone number on your voting instruction form.

All votes will be tabulated by Inspector of Elections appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. A list of the shareholders entitled to vote at the Annual Meeting will be available at the Company’s executive office, 3661 West Oakland Park Boulevard, Suite 207, Lauderdale Lakes, FL 33311, for a period of ten (10) days prior to the Annual Meeting for examination by any shareholder.

Attendance and Voting at the Annual Meeting

If you own common stock of record, you may attend the Annual Meeting and vote in person, regardless of whether you have previously voted by proxy card. If you own common stock in street name, you may attend the Annual Meeting but in order to vote your shares at the Annual Meeting, you must obtain a “legal proxy” from the bank or brokerage firm that holds your shares. You should contact your bank or brokerage account representative to learn how to obtain a legal proxy. We encourage you to vote your shares in advance of the Annual Meeting by one of the methods described above, even if you plan on attending the Annual Meeting. If you have already voted prior to the Annual Meeting, you may nevertheless change or revoke your vote at the Annual Meeting in the manner described below.

Revocation

If you own common stock of record, you may revoke a previously granted proxy at any time before it is voted by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Any shareholder owning common stock in street name may change or revoke previously granted voting instructions by contacting the bank or brokerage firm holding the shares or by obtaining a legal proxy from such bank or brokerage firm and voting in person at the Annual Meeting.

Costs of Mailing and Solicitation

The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting and the enclosed proxy is to be borne by us. In addition to the use of mail, our employees may solicit proxies personally and by telephone. Our employees will receive no compensation for soliciting proxies other than their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. We may reimburse such persons for their expenses in so doing. At this time, we do not anticipate that we will be retaining a third-party solicitation firm, but should we determine, in the future, that it is in our best interests to do so, we will retain a solicitation firm and pay for all costs and expenses associated with retaining this solicitation firm.

Adjournment or Postponement of the Annual Meeting

The Annual Meeting may be adjourned or postponed without notice other than by an announcement made at the Annual Meeting, if approved by the holders of a majority of the shares represented and entitled to vote at the Annual Meeting. No proxies voted against approval of any of the proposals will be voted in favor of adjournment or postponement for the purpose of soliciting additional proxies. If we postpone the Annual Meeting, we will issue a press release to announce the new date, time and location of the Annual Meeting.

BENEFICIAL SECURITY OWNERSHIP

The following table sets forth, as of the Record Date, information with respect to the beneficial ownership of our common stock by (i) each person who is known by us to beneficially own 5% or more of our outstanding common stock, (ii) each of our executive officers named in the Summary Compensation Table in the section “Executive Compensation,” (iii) each of our directors, and (iv) all directors and executive officers as a group.

As used herein, the term beneficial ownership with respect to a security is defined by Rule 13d-3 under the Securities Exchange Act of 1934 as consisting of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose or direct the disposition of) with respect to the security through any contract, arrangement, understanding, relationship or otherwise, including a right to acquire such power(s) during the next 60 days. Unless otherwise noted, beneficial ownership consists of sole ownership, voting and investment rights and the address for each person is c/o 21st Century Holding Company, 3661 West Oakland Park Boulevard, Suite 300, Lauderdale Lakes, FL 33311.

	Number of Shares	Percent of
	Beneficially	Class
Name and Address of Beneficial Owner (1)	Owned (2)	Outstanding
Edward J. Lawson (1)	826,681	10.4%
Bruce F. Simberg (2)	141,250	1.8
Richard W. Wilcox, Jr. (3)	72,250	*
Carl Dorf (4)	68,564	*
J. Gordon Jennings, III (5)	54,525	*
Michael H. Braun (6)	37,075	*
Stephen C. Young (7)	37,000	*
Peter J. Prygelski, III (8)	23,900	*
Charles B. Hart, Jr. (9)	19,000	*

All directors and executive officers as a group (9 persons) (10)	1,280,245	16.1%

5% or greater holders:
Michele V. Lawson (11)	826,681	10.4%
3661 West Oakland Park Blvd, Suite 300
Lauderdale Lakes, FL 33311

* Less than 1%.

1.
Represents 233,465 shares of common stock held of record by Michele V. Lawson, the wife of Mr. Lawson, 10,000 shares of common stock held by Mr. Lawson’s daughter, and 65,000 shares of common stock issuable upon the exercise of stock options held by Mr. Lawson.

2.	Includes 4,000 shares of common stock issuable upon the exercise of stock options held by Mr. Simberg.

3.
Includes 3,000 shares of common stock held in Mr. Wilcox’s IRA, 15,000 shares of common stock held by Mr. Wilcox’s spouse and 4,000 shares of common stock issuable upon the exercise of stock options held by Mr. Wilcox.

4.
Includes 5,764 shares of common stock held by Dorf Partners 2001 LP, 48,400 shares of common stock held by Dorf Trust, 1,500 shares of common stock held in a joint account with Mr. Dorf’s spouse, and 12,900 shares of common stock issuable upon the exercise of stock options held by Mr. Dorf.

5.	Includes 39,525 shares of common stock issuable upon the exercise of stock options held by Mr. Jennings.

6.	Includes 375 shares of common stock held in Mr. Braun’s 401(k) account and 25,000 shares of common stock issuable upon the exercise of stock options held by Mr. Braun.

7.	Includes 2,200 shares of common stock issuable upon the exercise of stock options held by Mr. Young.

8.	Includes 300 shares of common stock held in Mr. Prygelski’s IRA and 23,000 shares of common stock issuable upon the exercise of stock options held by Mr. Prygelski.

9.	Includes 19,000 shares of common stock issuable upon the exercise of stock options held by Mr. Hart.

10.	Includes 194,625 shares of common stock issuable upon the exercise of stock options.

11.
Represents 518,216 shares of common stock held of record by Edward J. Lawson, the husband of Mrs. Lawson, 10,000 shares of common stock held by Mrs. Lawson’s daughter and 65,000 shares of common stock issuable upon the exercise of stock options held by Mr. Lawson.

PROPOSAL ONE: ELECTION OF DIRECTORS

Our Articles of Incorporation provide that our Board of Directors consists of three classes of directors, as nearly equal in number as possible, designated Class I, Class II and Class III and provides that the exact number of directors comprising our Board of Directors will be determined from time to time by resolution adopted by the Board. At each annual meeting of shareholders, successors to the class of directors whose terms expires at that annual meeting are elected for a three-year term. The current term of the Class III directors terminates on June 3, 2008, the date of our 2008 Annual Meeting. The current term of the Class II directors terminates on the date of our 2009 annual meeting of shareholders and the current term of the Class I directors terminates on the date of our 2010 annual meeting of shareholders.

Messrs. Carl Dorf and Charles B. Hart, Jr. currently serve as Class III directors. Our Nominating Committee has recommended them, our Board of Directors has nominated them, and they will stand for re-election at the Annual Meeting. Our Board of Directors has established by resolution that our Board of Directors will consist of 7 members, consisting of three Class I directors, two Class II directors and two Class III Directors. Edward J. Lawson and Michael H. Braun currently serve as Class I directors and Bruce F. Simberg, and Richard W. Wilcox, Jr. currently serve as Class II directors. If elected at the Annual Meeting, Messrs. Dorf and Hart will serve as Class III directors until our 2011 Annual Meeting of Shareholders or until their successors are duly elected and qualified. Following the Annual Meeting, pursuant to the Company's Bylaws, the Board intends on appointing Peter J. Prygelski, III to serve as a Class I director to serve until the 2010 Annual Meeting of Shareholders. see "Appointment of New Director after the Annual Meeting."

  Messrs. Dorf and Hart have consented to serve on our Board of Directors and the Board of Directors has no reason to believe that they will not serve if elected. However, if any of them should become unavailable to serve as a director, and if the Board has designed a substitute nominee, the persons named as proxies will vote for this substitute nominee.

Nominees for Re-election

The following persons were recommended by the Board of Directors and are nominated as directors as follows:

Name	Age	Position with the Company
Carl Dorf	67	Director

Charles B. Hart, Jr.	69	Director

Carl Dorf was appointed to the Board of Directors in August 2001. Since April 2001, Mr. Dorf has been the principal of Dorf Asset Management, LLC, and is responsible for all investment decisions made by that company. From January 1991 to February 2001, Mr. Dorf served as the Fund Manager of ING Pilgrim Bank and Thrift Fund. Prior to his experience at Pilgrim, Mr. Dorf was a principal in Dorf & Associates, an investment management company.

Charles B. Hart, Jr. was appointed to the Board of Directors in March 2002. Mr. Hart has more than 40 years of experience in the insurance industry. From 1973 to 1999, Mr. Hart served as President of Public Assurance Group and as General Manager of Operations for Bristol West Insurance Services. Since 1999, Mr. Hart has acted as an insurance consultant.

Vote Required and Recommendation

The two nominees for election to the Board of Directors, as Class I directors, who receive the greatest number of votes cast for the election of directors by the shares present, in person or by proxy, shall be elected directors. Shareholders do not have the right to cumulate their votes for directors. In the election of directors, an abstention or broker non-vote will have no effect on the outcome. The Board recommends that its shareholders vote “FOR” each of the nominees for director set forth above.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES FOR DIRECTOR SET FORTH ABOVE.

EXECUTIVE OFFICERS AND DIRECTORS

The following table sets forth certain information with respect to our executive officers and directors as of April 1, 2008:

Name	Age	Position with the Company
Edward J. Lawson	58	Chief Executive Officer,
		Chairman of the Board and Class I Director

Peter J. Prygelski, III	39	Chief Financial Officer

Michael H. Braun	40	Chief Operating Officer, Class I Director

Stephen C. Young	33	President

Carl Dorf	67	Class III Director

Charles B. Hart, Jr.	69	Class III Director

Bruce F. Simberg	59	Class II Director

Richard W. Wilcox, Jr.	66	Class II Director

The business experience of the Carl Dorf and Charles B. Hart, the two nominees to serve as Class III Directors appears under the caption "Nominees for Re-election" beginning on page 4.

Edward J. Lawson co-founded the Company and has served as our Chairman of the Board since the Company’s inception in 1991 and served as Chief Executive Officer from inception to June 2003. Effective as of November 19, 2005, Mr. Lawson resumed his position as Chief Executive Officer of the Company. Mr. Lawson has more than 20 years' experience in the insurance industry, commencing with the founding of the Company's initial agency in 1983.

Peter J. Prygelski has served as our Chief Financial Officer since June 25, 2007. Mr. Prygelski served as a Director of the Company and as the Chairman of the Audit Committee and the Company's designated financial expert from January 2004 through June 25, 2007. He has also served as a member of our Investment Committee and Independent Director's Committee during that time period. Mr. Prygelski most recently served as a Senior Manager in the Enterprise Risk Services practice of Deloitte and Touche from May 2006 to May 2007. Prior to joining Deloitte and Touche, Mr. Prygelski served in a similar capacity with Ernst & Young from April 2004 to April 2006. Previously, Mr. Prygelski was a Director of Audit for American Express Centurion Bank (a subsidiary of American Express), where he began his career in Corporate Finance and was a member of their Enterprise Risk and Assurance function from November 1991 to August 2003.

Michael H. Braun was appointed to the Board of Directors as a Class I director in December 2005. Mr. Braun has over twelve (12) years of experience in the insurance industry, and has been with the Company since December 1998. Mr. Braun has served as the Chief Operating Officer since October 2007 and as the President of Federated National Insurance Company, a wholly-owned subsidiary of the Company, from September 2003 through the present date. During his tenure with the Company, Mr. Braun has been responsible for the management of many Company operations, including the homeowners division, underwriting, and marketing and agency operations. Prior to 1998, Mr. Braun was the managing partner for an independent chain of insurance agencies that were located throughout the state of Florida. The agencies were acquired by the Company in 1998, at which time Mr. Braun joined the Company's management staff.

Stephen Young has served as the Company’s President from June 2007 through the present date, and as President of Federated Premium Finance from January 1998 through the present date. Mr. Young served as Vice President of Operations of the Company from June 2006 through May 2007.

Bruce F. Simberg has served as a Class II director of the Company since January 1998. Mr. Simberg has been a practicing attorney for the last 30 years, most recently as managing partner of Conroy, Simberg, Ganon, Krevans & Abel, P.A. (“Conroy Simberg”), a law firm in Ft. Lauderdale, Florida, since October 1979.

Richard W. Wilcox, Jr. has served as a Class II director of the Company since January 2003. Mr. Wilcox has been in the insurance industry for more than 40 years. In 1963, Mr. Wilcox started an insurance agency that eventually developed into a business generating $10 million in annual revenue. In 1991, Mr. Wilcox sold his agency to Hilb, Rogal and Hamilton Company (“HRH”) of Fort Lauderdale, for which he retained the position of President through 1998. In 1998, HRH of Fort Lauderdale merged with Poe and Brown of Fort Lauderdale, and Mr. Wilcox served as the Vice President of Poe and Brown until 1999, when he retired.

Significant Employees

James Gordon Jennings, III (age 50) has served as our Vice President of Risk Management since April 1, 2008. Previously he worked for American Vehicle, one of our subsidiary companies from [1990] through 2000 where he was involved in all aspects of property and casualty insurance. Mr. Jennings served as our Controller from May 2000 through August 2002, as Chief Financial Officer from August 2002 through June 2007 and as Chief Accounting Officer from June 2007 through March 2008. Mr. Jennings’, formerly a certified public accountant, also holds a Certificate in General Insurance and an Associate in Insurance Services as designated by the Insurance Institute of America.

Irwin D. Giesecke, Jr. (age 69) has served as the President of American Vehicle Insurance Company, a wholly-owned subsidiary of the Company, since May 2003. Mr. Giesecke has over 40 years of multi-line insurance experience. Prior to joining the Company, Mr. Giesecke served as the Chief Underwriting Officer and Chief Marketing Officer of Commercial Casualty Insurance Company of Georgia (January 1999 to May 2003) and as Senior Vice President and Director of Burlington Insurance Group (April 1991 to January 1999). Mr. Giesecke has a Bachelors degree in Business Administration from LaSalle University and D.E.J. in Insurance from Marshall College.

Appointment of New Class I Director following the 2008 Annual Meeting of Shareholders

Following the Annual Meeting, pursuant to the Company's Bylaws, the Board intends on appointing Peter J. Prygelski, III to serve as a Class I director to serve until the 2010 Annual Meeting of Shareholders. We may seek to add an additional member or members who could add value to the Company. This member(s) may or may not qualify as a financial expert for the purposes of serving on our Audit Committee. Mr. Prygelski is our Chief Financial Officer and served as a member of our Board of Directors from January 2004 through June 2007. Mr. Prygelski will remain as the Company’s Chief Financial Officer while serving on the Company’s Board of Directors.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires executive officers, directors and holders of more than 10% of our common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”) and The Nasdaq National Market (“Nasdaq”). Such persons are required to furnish us with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or oral or written representations from certain reporting persons, we believe that, with respect to the fiscal year ended December 31, 2007, all filing requirements applicable to our executive officers, directors and 10% beneficial owners were complied with.

Corporate Governance

We have adopted a Code of Conduct for all employees, officers and directors of the Company. A copy of our Code of Conduct policy is available on our web site at www.21stcenturyholding.com.

Meetings and Committees of the Board of Directors

During 2007, the Board of Directors held four (4) regular meetings, one (1) special meeting and took actions by written consent on ten (10) occasions. During 2007, no director attended fewer than 75% of the board and committee meetings held during this period. The Board of Directors encourages, but does not require, its directors to attend the Company’s annual meeting. Last year, all seven (7) of our directors attended our annual meeting.

The Board has determined that the following directors are independent pursuant to Nasdaq Rule 4200 and the Exchange Act: Carl Dorf, Charles B. Hart, Jr., Richard W. Wilcox, Jr. and Bruce F. Simberg. In making the independence determination with respect to Mr. Simberg, the Board considered the fact that Conroy Simberg, a law firm founded by Mr. Simberg, had provided legal services to the Company during the past 13 years. However, the legal services provided by Conroy Simberg during the past three fiscal years do not exceed the amounts set forth in Nasdaq Rule 4200(a)(15) and Mr. Simberg qualifies as an independent director under Nasdaq Rule 4200(a)(15).

The standing committees of the Board of Directors in 2007 were the Audit Committee, the Independent Directors Committee and the Investment Committee. Charters for each committee are available upon the Company’s website at www.21stcenturyholding.com. The charter of each committee is also available in print to any shareholder who requests it from our Corporate Secretary.

In March 2008 the Company’s Board of Directors decided to disband the Independent Directors Committee and designate separate committees to perform its respective duties and responsibilities. Therefore, the standing committees of the Board of Directors in 2008 are the Audit Committee, the Compensation Committee, the Nominating Committee and the Investment Committee. Charters for each committee are available upon the Company’s website at www.21stcenturyholding.com. The charter of each committee is also available in print to any shareholder who requests it from our Corporate Secretary.

Audit Committee

As of December 31, 2007, the Audit Committee was composed of Charles B. Hart, Jr., who served as the Chairman of the Audit Committee, Richard W. Wilcox, Jr. and Anthony C. Krayer, III. Each member was determined to be independent as defined by Nasdaq and SEC rules for Audit Committee membership. Mr. Krayer was designated as a “financial expert” as that term is defined in the applicable rules and regulations of the Exchange Act.  The Audit Committee met on seven (7) occasions in 2007.

As of March 2008, the Audit Committee is composed of Charles B. Hart, Jr., Richard W. Wilcox, Jr. and Carl Dorf. Each member was determined to be independent as defined by Nasdaq rules for Audit Committee membership. The Board has determined that Mr. Dorf is a "financial expert" as defined in the applicable rules and regulations of the Exchange Act based on his forty (40) years of experience as a securities analyst. Mr. Hart currently acts as the Audit Committee Chair.

Pursuant to its written charter, the duties and responsibilities of the Audit Committee include, but are not limited to, (a) the appointment of the independent certified public accountants and any termination of such engagement, (b) reviewing the plan and scope of independent audits, (c) reviewing significant accounting and reporting policies and operating controls, (d) having general responsibility for all related auditing and financial statement matters, and (e) reporting its recommendations and findings to the full Board of Directors. The Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed by the independent accountants, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act that are approved by the Audit Committee prior to the completion of the audit.

To ensure prompt handling of unexpected matters, the Audit Committee delegates to the Chair the authority to amend or modify the list of approved permissible non-audit services and fees. The Chair will report action taken to the Audit Committee at the next committee meeting.

The independent auditor must ensure that all audit and non-audit services have been approved by the Audit Committee. The Chief Financial Officer is responsible for tracking all independent auditor fees against the budget for such services and report at least annually to the Audit Committee.

Independent Directors Committee

As of December 31, 2007, the members of the Independent Directors Committee were Carl Dorf, who served as the Chairman, Charles B. Hart, Jr., Richard W. Wilcox, Jr. and Anthony C. Krayer, III. Each member was determined to be independent as defined by Nasdaq rules. Mr. Dorf served as the Chairman of the Independent Directors Committee. This committee meets in executive session biannually and its duties and responsibilities included, but were not limited to, the following:

•	Function as the Company’s Compensation Committee and review and approve the compensation of our executive officers and directors
•	Administer the Company's 1998 Stock Option Plan, 2001 Franchise Stock Option Plan and 2002 Stock Option Plan
•	Function as the Company’s Nominating Committee.

The Independent Directors Committee has adopted written charters for its duties with respect to (i) the compensation of the Company’s executive officers and directors, contained in the Compensation Committee Charter and (ii) the nomination process for directors, contained in its Nomination Committee Charter.

During fiscal 2007, the Independent Directors Committee held two (2) regular meetings, one (1) special meeting and acted five (5) times by written consent. The Independent Directors Committee reviewed and approved the compensation of the Company's executive officers and recommended and approved for reelection the current nominees as Class III Directors.

The Independent Directors Committee considered candidates for director who were recommended by its members, by other Board members and by management of the Company. The Independent Directors Committee would have considered nominees recommended by our shareholders if the shareholder submitted the nomination in compliance with the advance notice, information and other requirements described in our bylaws and applicable securities laws.

In March 2008 the Company’s Board of Directors decided to disband the Independent Directors Committee and designate separate committees to perform its respective duties and responsibilities. The committees designated to replace the Independent Directors Committee are the Compensation Committee and the Nominating Committee to which each committee shall perform the duties and responsibilities pursuant to its respective charter.

Compensation Committee

The Company’s Compensation Committee is composed of Carl Dorf, Charles B. Hart, Jr. and Richard W. Wilcox, Jr. Each member is independent as defined by Nasdaq rules. Mr. Dorf will serve as the Chairman. The Compensation Committee will perform the duties and responsibilities pursuant to its charter.

Nominating Committee

The Company’s Nominating Committee is composed of Bruce F. Simberg, Charles B. Hart, Jr. and Richard W. Wilcox, Jr. Each member is independent as defined by Nasdaq rules. Mr. Simberg will serve as the Chairman.

The Nominating Committee will consider candidates for director who are recommended by its members, by other Board members and by management of the Company. The Nominating Committee will consider nominees recommended by our shareholders if the shareholder submits the nomination in compliance with the advance notice, information and other requirements described in our bylaws and applicable securities laws. The Nominating Committee evaluates director candidates recommended by shareholders in the same way that it evaluates candidates recommended by its members, other members of the Board, or other persons. The Nominating Committee considers all aspects of a candidate’s qualifications in the context of the needs of the Company at that point in time with a view to creating a Board with a diversity of experience and perspectives. Among the qualifications, qualities and skills of a candidate considered important by the Nominating Committee is a person with strength of character, mature judgment, familiarity with the Company’s business and industry, independent of thought and an ability to work collegially.

Shareholders who wish to recommend nominees to the Nominating Committee should submit their recommendation in writing to the Secretary of the Company at its executive offices pursuant to the requirements contained in Article III, Section 13 of the Company’s Bylaws. This section provides that the notice shall include: (a) as to each person who the shareholder proposed to nominate for election, (i) name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Company which are beneficially owned by the person, (iv) the consent of each nominee to serve as a director of the Company if so elected and (v) any other information relating to the person that is required to be disclosed in solicitation for proxies for the election of directors pursuant to Rule 14A under the Exchange Act; and (b) as to the shareholder giving the notice, the name and record address of the shareholder, and (ii) the class and number of shares of capital stock of the Company which are beneficially owned by the shareholder. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company.

Investment Committee

The Company’s Investment Committee for 2007 was composed of the entire board of directors, including Edward J. Lawson, Charles B. Hart, Jr., Bruce F. Simberg, Carl Dorf, Richard W. Wilcox, Jr., Michael H. Braun and Anthony C. Krayer, III. Mr. Lawson served as the Chairman of the Investment Committee. The Investment Committee manages our investment portfolio. The Investment Committee held two (2) formal meetings in 2007.

The Company’s Investment Committee is currently composed of Edward J. Lawson, Bruce F. Simberg, Charles B. Hart, Jr. and Carl Dorf. The Investment Committee will manage the Company’s investment portfolio pursuant to its adopted Investment Policy.

REPORT OF THE AUDIT COMMITTEE

 This report shall not be deemed incorporated by reference by a general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

The Audit Committee hereby reports as follows:

1. The Audit Committee has reviewed and discussed the audited financial statements with our management.

2. The Audit Committee has discussed with DeMeo, Young, McGrath (“DeMeo”), our independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61 “Communication with Audit Committees” as amended as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.

3. The Audit Committee has also received the written disclosures and the letter from DeMeo required by Independence Standards Board Standard No. 1 “Independence Discussions with Audit Committees” as adopted by the PCAOB in Rule 3600T and the Audit Committee has discussed the independence of DeMeo with that firm.

4. Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of the Company, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, for filing with the SEC.

Audit Committee Report for the Year Ended December 31, 2007
Respectfully Submitted
March 17, 2008
/s/ Anthony C. Krayer, III
/s/ Charles B. Hart, Jr.
/s/ Richard W. Wilcox, Jr.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Overview and Philosophy of the Compensation Program

The Independent Directors Committee (for purposes of this analysis, the “Compensation Committee”) of the Board had the responsibility for establishing, implementing and continually monitoring adherence with the Company’s compensation philosophy. With respect to executive compensation, the primary goal of the Compensation Committee is to attract and retain the most qualified, knowledgeable, dedicated and seasoned executives possible, to reward them for their contributions to the development of our business and to align the executives incentives with shareholder value creation.

The Compensation Committee evaluates individual executive performance with a goal of setting compensation at levels the committee believes are comparable with executives in other companies of similar size and stage of development operating in the insurance industry while taking into account our relative performance and our own strategic goals.

The Compensation Committee conducts an annual benchmark review of the aggregate level of our executive compensation, as well as the mix of elements used to compensate our executive officers. This review is based on a survey of executive compensation paid by six (6) property and casualty insurance companies as reported in each company’s proxy statement. The companies that we made our comparisons with are as follows: Affirmative Insurance Holdings, Inc. (NASDAQ: AFFM), Bristol West Holdings, Inc. (NYSE: BRW), Gainsco, Inc. (NYSE: GAN), National Atlantic Holdings Corp. (NASDAQ: NAHC), American Safety Insurance Holdings, Ltd. (NYSE: ASI) and Mercer Insurance Group, Inc. (NASDAQ: MIGP).

The Compensation Committee has not retained a compensation consultant to review our policies and procedures with respect to executive compensation. During the evaluation process, the Compensation Committee receives substantial input from the Chief Executive Officer regarding the appropriate level and type of compensation for our executives.

Throughout this proxy statement, the individuals who served as the Company’s Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Chief Operating Officer and President during fiscal 2007, are included in the Summary Compensation Table on page 13 are referred to as the “Named Executive Officers.”

Elements of Compensation

Executive compensation consists of following elements:

Base Salary.  Base salaries for our executives are established based on the scope of their responsibilities, taking into account competitive market compensation paid by other companies for similar positions. Generally, we currently believe that executive base salaries should be targeted slightly lower than the median of the range of salaries for executives in similar positions with similar responsibilities at comparable companies. This belief may change over time. Base salaries are reviewed annually, as part of the Company’s review process, and are adjusted from time to time after taking into account a number of factors, including each executive’s level of responsibility, level of performance during the past fiscal year (with respect to specific areas of responsibility and on an overall basis), past and present contribution to and achievement of Company goals, and our historical compensation levels. We believe in supplementing these salaries with stock options to reward both shareholders and management if the Company does well and the stock responds accordingly.

During fiscal 2007, our executive officers were Edward J. Lawson, our Chief Executive Officer, Peter J. Prygelski, III, our Chief Financial Officer, J. Gordon Jennings, III, our Chief Accounting Officer, Michael H. Braun, our Chief Operating Officer and Stephen C. Young, our President. The salary levels for Edward Lawson, Peter Prygelski, and Gordon Jennings are determined by the terms set forth in their respective employment agreements. Under these agreements, the Company is allowed to make discretionary increases in the executive’s base salaries, as it determines appropriate. In October 2007, the Compensation Committee determined an initial salary level for Mr. Braun and in December 2007, the Compensation Committee reviewed the base salaries of our executives and made no changes.

Long-Term Incentive/Options Program.  We believe that long-term performance is achieved through an ownership culture that encourages such performance by our executive officers through the use of stock-based awards. Our stock option plans have been established to provide certain of our employees, including our executive officers, with incentives to help align those employees’ interests with the interests of our shareholders. The Compensation Committee believes that the use of stock-based awards offers an additional method to achieving our compensation goals. Our stock compensation plans have provided the principal method for our executive officers to acquire equity or equity-linked interests in our company without the adoption of stock ownership guidelines. We expect to continue to provide a portion of total compensation to our executives through our stock option plans rather than through additional cash-based compensation.

Our 1998 Stock Option Plan and 2002 Stock Option Plan authorize us to grant options to purchase shares of common stock to our employees, directors and consultants. Our Compensation Committee is the administrator of the stock option plans. The Compensation Committee reviews and approves stock option awards to executive officers based upon a review of competitive compensation data, its assessment of individual performance, and retention considerations, as well as a review of the individual’s existing share and option holdings. Periodic stock option grants are made at the discretion of the Compensation Committee and/or executive management members, who have been granted limited authority by the Compensation Committee.

Stock options granted by us have an exercise price equal to or greater than the fair market value of our common stock on the day of grant, typically vest 20% per annum based upon continued employment over a five-year period, and generally expire six years after the date of grant. Incentive stock options also include certain other terms necessary to assure compliance with the Internal Revenue Code of 1986, as amended.

In 2007, the Compensation Committee authorized the following grants to our executives: 1) 20,000 stock options to Mr. Prygelski at an exercise price of $11.11 per share on June 25, 2007, which is equal to 102% of the fair market value of the Company’s common stock on the date of grant, vest 20% per year beginning on June 25, 2008 and expire on June 25, 2013; 2) 500 stock options to Mr. Prygelski at an exercise price of $13.17 per share on December 6, 2007, which is equal to 102% of the fair market value of the Company’s common stock on the date of grant, vest 20% per year beginning on December 6, 2008 and expire on December 6, 2013; 3) 20,000 stock options to Mr. Braun at an exercise price of $14.36 per share on November 8, 2007, which is equal to 102% of the fair market value of the Company’s common stock on the date of grant, vest 20% per year beginning on November 8, 2008 and expire on November 11, 2013; 4) 500 stock options to Mr. Braun at an exercise price of $13.17 per share on December 6, 2007, which is equal to 102% of the fair market value of the Company’s common stock on the date of grant, vest 20% per year beginning on December 6, 2008 and expire on December 6, 2013; 5) 500 stock options to Mr. Jennings at an exercise price of $13.17 per share on December 6, 2007, which is equal to 102% of the fair market value of the Company’s common stock on the date of grant, vest 20% per year beginning on December 6, 2008 and expire on December 6, 2013; 6) 500 stock options to Mr. Lawson at an exercise price of $13.17 per share on December 6, 2007, which is equal to 102% of the fair market value of the Company’s common stock on the date of grant, vest 20% per year beginning on December 6, 2008 and expire on December 6, 2013; and 7) 500 stock options to Mr. Young at an exercise price of $13.17 per share on December 6, 2007, which is equal to 102% of the fair market value of the Company’s common stock on the date of grant, vest 20% per year beginning on December 6, 2008 and expire on December 6, 2013.

The Compensation Committee has not established guidelines for the granting of plan-based awards in fiscal 2008.

Discretionary Annual Bonus.  The Compensation Committee has the authority to award discretionary annual bonuses to our executive officers. During fiscal 2007, the Compensation Committee did not award any discretionary annual bonus to any executive officer but may elect do so in the future with the intention to compensate officers for achieving financial and/or operational goals and for achieving individual annual performance objectives.

Other Compensation.  Our executive officers who are parties to employment agreements will continue to be parties to such employment agreements in their current form until such time as the Compensation Committee determines, at its discretion, that revisions to such employment agreements are advisable. In addition, consistent with our compensation philosophy, we intend to continue to maintain our current benefits and perquisites for our executive officers; however, the Compensation Committee, at its discretion, may revise, amend or add to the officers’ executive benefits and perquisites, if it deems it advisable. We believe these benefits and perquisites are currently lower than median competitive levels for comparable companies. We currently have no plans to change either the employment agreements (except as required by law or as required to clarify the benefits to which our executive officers are entitled as set forth herein) or levels of benefits and perquisites provided thereunder.

Employee Benefit Plans. Our employees, including our executive officers, are entitled to various employee benefits. These benefits include the following: medical and dental care plans; flexible benefit accounts; life, accidental death and dismemberment and disability insurance; a 401(k) plan; and paid time off.

401(k) Plan. We offer a qualified 401(k) Plan to eligible employees. Under the plan, we may elect to match contributions made by participants, however, there was no matching contributions made by us to any employee or executive officer from February 2001 to March 2008. The Company was authorized by the Board of Directors to match 50% up to 6% of a participant’s elective contributions effective April 1, 2008.

Compensation Committee Report

The Compensation Committee of the Company has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee Report
Respectfully Submitted
April 3, 2008
/s/ Carl Dorf, Chairman
/s/ Charles B. Hart
/s/ Richard W. Wilcox, Jr.

Summary Compensation Table

The following Summary Compensation table sets forth information regarding compensation earned by, awarded to or paid to our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Chief Operating Officer and President for the year ended December 31, 2007. We refer to these officers as our Named Executive Officers in other parts of this proxy statement. We currently do not have any other individual employee of the Company designated as an executive officer.

SUMMARY COMPENSATION

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards (1)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation		Total
Edward J. Lawson	2007	$175,000	—	—	$204,732	—	—	$26,933	(2)	$406,665
CEO and Chairman of the Board	2006	$175,000			$74,674	—	—	$23,630	(3)	$273,304

Peter J. Prygelski, III	2007	$80,100	—	—	$12,883	—	—	$14,542	(4)	$107,525
Chief Financial Officer (9)	2006	—	—	—	—	—	—	—		—

J. Gordon Jennings, III	2007	$143,850	—	—	$33,066	—	—	$17,361	(5)	$194,277
Chief Accounting Officer (10)	2006	$137,000	—	—	$51,116	—	—	$16,912	(6)	$205,028

Michael H. Braun	2007	$146,697	—	—	$19,622	—	—	$3,023	(7)	$169,342
Chief Operating Officer (11)	2006	$137,000	—	—	$16,405	—	—	—		$153,405

Stephen C. Young	2007	$120,100	—	—	$7,375	—	—	$18,051	(8)	$145,526
President (12)	2006	$93,331	—	—	$1,790	—	—	—		$95,121

1.
This amount reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with FAS123R. Assumptions used in the calculation of this amount are included in footnote 16 to the Company’s audited financial statements for fiscal year ended December 31, 2007.

2.	Includes $13,500 automobile allowance, $2,867 cellular phone, $6,241 health and dental insurance premiums, and approximately $4,325 for events attended by officer and/or family in 2007.
3.
Includes $13,500 automobile allowance, $1,348 cellular phone, $6,003 health and dental insurance premiums, $979 club membership/dues and approximately $1,800 for events attended by officer and/or family in 2006.

4.	Includes $5,642 club membership/dues, $100 cellular phone and approximately $8,800 for events attended by officer and/or family in 2007.
5.	Includes $16,211 health insurance premiums and approximately $1,150 for events attended by officer and/or family in 2007.
6.	Includes $15,562 health insurance premiums and approximately $1,350 for events attended by officer and/or family in 2006.
7.	Includes $923 cellular phone and approximately $2,100 for events attended by officer and/or family in 2007.
8.	Includes $2,500 automobile allowance, $971 cellular phone, $12,430 health insurance premiums and approximately $2,150 for events attended by officer and/or family in 2007.
9.
Mr. Prygelski has served as our Chief Financial Officer since June 25, 2007; therefore his 2007 salary represented in the table is not for a full year. Prior to this time, he served as an outside director of the Company from January 2004 through June 25, 2007. See “Director Compensation Table” for his compensation as a director in 2006 and 2007.

10.	Mr. Jennings served as our Chief Accounting Officer from June 25, 2007 through March 31, 2008 and as our Chief Financial Officer from August 2002 through June 2007.
11.	Mr. Braun has served as our Chief Operating Officer since October 2007 and the President of Federated National Insurance Company, a wholly-owned subsidiary of the Company since September 2003.
12.
Mr. Young has served as the Company’s President from June 2007 and as President of Federated Premium Finance from January 1998 through the present date. Mr. Young served as Vice President of Operations of the Company from June 2006 through May 2007.

Employment Agreements

Edward J. Lawson
We entered into an employment agreement with Edward J. Lawson, the Company's current Chief Executive Officer effective as of September 1, 1998, which has been subsequently amended. Under his agreement, Mr. Lawson is entitled to receive an annual salary of $175,000 per year and a monthly car allowance of $1,125. Mr. Lawson’s employment agreement has no specific termination date and the balance of the term under this agreement shall never be less than two years. It contains standard termination, non-competition, non-solicitation and confidentiality provisions. If Mr. Lawson’s employment with the Company is terminated, he is entitled to certain payments set forth in “Potential Payments on Termination or Change of Control” on page 19.

Peter J. Prygelski
We entered into an employment agreement with Peter J. Prygelski, the Company’s Chief Financial Officer, effective as of June 25, 2007. Under his agreement, Mr. Prygelski is entitled to receive an annual salary of $160,000. The employment agreement is effective for three (3) years through June 25, 2010 and Mr. Prygelski is also entitled to receive such bonuses and increases as may be awarded by the Board of Directors. It also contains customary confidentiality and non-solicitation provisions. Additionally, we entered into a non-compete agreement and an annual review agreement with Mr. Prygelski effective June 25, 2007. The non-compete agreement prohibits Mr. Prygelski from directly or indirectly competing with us for a period of one year after the termination of his employment for any reason. If Mr. Prygelski’s employment with the Company is terminated, he is entitled to certain payments set forth in “Potential Payments on Termination or Change of Control” on page 20.

J. Gordon Jennings, III
We entered into an employment agreement with J. Gordon Jennings, III, the Company’s Chief Accounting Officer, effective as of May 6, 2004. Under his agreement, Mr. Jennings was entitled to receive an annual salary of $144,000. The employment agreement was effective for four (4) years through May 6, 2008 and Mr. Jennings was also entitled to receive such bonuses and increases as may be awarded by the Board of Directors. It also contained customary confidentiality and non-solicitation provisions. In December 2005, we entered into a non-compete agreement and an annual review agreement with Mr. Jennings. The non-compete agreement prohibits Mr. Jennings from directly or indirectly competing with us for a period of one year after the termination of his employment for any reason. If Mr. Jennings’ employment with the Company was terminated, he would have been entitled to certain payments set forth in “Potential Payments on Termination or Change of Control” on page 20.

Mr. Jennings was appointed as the Vice President of Risk Management effective as of April 1, 2008 and will no longer be classified as a Named Executive Officer.

Grants of Plan Based Awards

The following Grants of Plan-Based Awards table provides information regarding stock options granted to Named Executive Officers during 2007:

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	All Other Option Awards Number of Securities Underlying Options		Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards
Edward J. Lawson	12/6/2007	500	(2)	$13.17	$1,872
Peter J. Prygelski, III	6/25/2007	20,000	(1)	$11.11	$58,306
	12/6/2007	500	(2)	$13.17	$1,872
J. Gordon Jennings, III	12/6/2007	500	(2)	$13.17	$1,872
Michael H. Braun	10/252007	5,000	(1)	$16.59	$22,817
	11/8/2007	20,000	(1)	$14.36	$78,338
	12/6/2007	500	(2)	$13.17	$1,872
Stephen C. Young	5/22/2007	5,000	(1)	$11.33	$14,834
	10/25/2007	5,000	(1)	$16.59	$22,817
	12/6/2007	500	(2)	$13.17	$1,872

1. Represents a grant of stock options made under the 1998 Stock Option Plan.
2. Represents a grant of stock options made under the 2002 Stock Option Plan.

1998 Stock Option Plan and 2002 Stock Option Plan

Our 1998 Stock Option Plan (the “1998 Plan) and 2002 Stock Option Plan (“the 2002 Plan), (collectively the “Option Plans”) were administered by our Independent Directors Committee and are currently administered by the Compensation Committee. The objectives of the Option Plans include attracting, motivating and retaining key personnel and promoting our success by linking the interests of our employees, directors and consultants with our success.

The Option Plans permit the granting of incentive stock options, which are options that comply with the requirements of Section 422 of the Internal Revenue Code, and non-statutory options that do not meet the requirements of Section 422. Incentive stock options may only be granted to our employees. Non-statutory stock options may be granted to anyone who is eligible to participate in the plan and provides valuable service to the company, including employees, directors, and consultants. Both incentive stock options and non-statutory stock options have been granted under the Option Plans.

Options Available for Issuance
There are 900,000 shares of common stock authorized for issuance upon exercise of options granted under the 1998 Plan and 1,800,000 under the 2002 Plan. As of December 31, 2007, 0 and 286,297 options to purchase shares of common stock were available for grant under the 1998 Plan and 2002 Plan, respectively. The options to be delivered under the plan will be made available, at the discretion of the Compensation Committee, from authorized but unissued shares or outstanding options that expire or are cancelled. If shares covered by an option cease to be issuable for any reason, such number of shares will no longer count against the shares authorized under the plan and may again be granted under the plan.

Term of Options
The term of each option is currently six (6) years from the date of the grant of the option, unless a shorter period is established for incentive stock options or the administrator of the Option Plans establishes a shorter period.

Vesting Schedule
Options granted under our Option Plans, unless waived or modified in a particular option agreement or by action of the Compensation Committee, typically vest according to the following schedule:

Vesting Schedule

From the Grant Date	Portion of Grant Vested
Less than 1 year	0%
1 year	20%
2 years	40%
3 years	60%
4 years	80%
5 years	100%

Options granted under the Option Plans require that the recipient of a grant be continuously employed or otherwise provide services to us or our subsidiaries. Failure to be continuously employed or in another service relationship, generally results in the forfeiture of options not vested at the time the employment or other service relationship ends. Termination of a recipient’s employment or other service relationship for cause generally results in the forfeiture of all of the recipients unexercised options.

 Adjustments in Our Capital Structure
The number and kind of shares available for grants under our Option Plans and any outstanding options under the plans, as well as the exercise price of outstanding options, will be subject to adjustment by the Compensation Committee in the event of any merger, consolidation, reorganization, stock split, stock dividend or other event causing a capital adjustment affecting the number of outstanding shares of common stock. In the event of a business combination or in the event of a sale of all or substantially all of our assets, the Compensation Committee may cash out some or all of the unexercised, vested options under the plan, or allow some or all of the options to remain outstanding, subject to certain conditions. Unless otherwise provided in individual option agreements, the vesting of outstanding options will not accelerate in connection with a business combination or in the event of a sale of all or substantially all of our assets.

Administration
The Compensation Committee has full discretionary authority to determine all matters relating to options granted under the Option Plans. The Compensation Committee has granted limited authority to executive management members to grant options to eligible individuals.

The Compensation Committee has the authority to determine the persons eligible to receive options, the number of shares subject to each option, the exercise price of each option, any vesting schedule, any acceleration of the vesting schedule and any extension of the exercise period.

Amendment and Termination
Our Board of Directors has authority to suspend, amend or terminate the plans, except as would adversely affect participants rights to outstanding awards without their consent. As the plan administrator, our Compensation Committee has the authority to interpret the plans and options granted under the Option Plans and to make all other determinations necessary or advisable for plan administration.

Outstanding Equity Awards at Fiscal Year-End; Option Exercises and Stock Vested

The following Outstanding Equity Awards at Fiscal Year-End table summarizes the holdings held by our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Chief Operating Officer and President as of December 31, 2007.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date
Edward J. Lawson	40,000	60,000	15.79	12/5/2011	(1)
	25,000	0	27.79	12/15/2011
	0	500	13.17	12/6/2013	(2)

Peter J. Prygelski, III	15,000	0	15.413	1/26/2010
	4,000	6,000	15.79	12/5/2011	(1)
	0	20,000	11.11	6/25/2013	(3)
	0	500	13.17	12/6/2013	(2)

J. Gordon Jennings, III	14,000	0	9.167	6/4/2008
	4,000	6,000	15.79	12/5/2011	(1)
	18,000	12,000	16.00	5/6/2010	(4)
	0	500	13.17	12/6/2013	(3)

Michael H. Braun	15,000	0	9.167	6/4/2008
	2,000	3,000	16.00	9/14/2011	(4)
	8,000	12,000	15.79	12/5/2011	(1)
	0	5,000	16.59	10/25/2013	(5)
	0	20,000	14.36	11/8/2013	(6)
	0	500	13.17	12/6/2013	(3)

Stephen C. Young	200	300	16.00	12/5/2011	(4)
	1,000	4,000	15.75	9/1/2012	(7)
	0	5,000	11.33	5/22/2013	(8)
	0	5,000	16.59	10/25/2013	(5)
	0	500	13.17	12/6/2013	(3)

1.	Options vested as to 40% of the underlying shares on December 31, 2007, the remaining 60% vest as follows:
20% on 12/5/2008, 20% on 12/5/2009 and 20% on 12/5/2010.
2.	Options vested as to 0% of the underlying shares on December 31, 2007, the remaining 100% vest as follows:
20% on 12/6/2008, 20% on 12/6/2009, 20% on 12/6/2010, 20% on 12/6/2011 and 20% on 12/6/2012.
3.	Options vested as to 0% of the underlying shares on December 31, 2007, the remaining 100% vest as follows:
20% on 6/25/2008, 20% on 6/25/2009, 20% on 6/25/2010, 20% on 6/25/2011 and 20% on 6/25/2012.
4.	Options vested as to 60% of the underlying shares on December 31, 2007, the remaining 40% vest as follows:
20% on 5/6/2008 on 20% on 5/6/2009.
5.	Options vested as to 0% of the underlying shares on December 31, 2007, the remaining 100% vest as follows:
20% on 10/25/2008, 20% on 10/25/2009, 20% on 10/25/2009, 20% on 10/25/2010 and 10/25/2011.
6.	Options vested as to 0% of the underlying shares on December 31, 2007, the remaining 100% vest as follows:
20% on 11/8/2008, 20% on 11/8/2009, 20% on 11/82009, 20% on 11/8/2010 and 11/8/2011.
7.	Options vested as to 20% of the shares as of December 31, 2007, the remaining 80% vest as follows:
20% on 9/21/2008, 20% on 9/21/2009, 20% on 9/21/2010, and 20% on 9/21/2011.
8.	Options vested as to 0% of the underlying shares on December 31, 2007, the remaining 100% vest as follows:
20% on 5/22/2008, 20% on 5/22/2009, 20% on 5/22/2009, 20% on 5/22/2010 and 5/22/2011.

Option Exercises and Stock Vested

During fiscal 2007, none of our Named Executive Officers exercised any stock options or other derivative securities and no stock awards vested.

Pension Benefits

None of our Named Executive Officers participate in or have account balances in qualified or non-qualified defined pension benefit plans sponsored by us.

Nonqualified Deferred Compensation

None of our Named Executive Officers participate in or have account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us. The Compensation Committee, which will be comprised solely of outside directors as defined for purposes of Section 162(m) of the Internal Revenue Code, may elect to provide our officers and other employees with non-qualified defined contribution or deferred compensation benefits if the Compensation Committee determines that doing so is in our best interests.

Director Compensation

During 2007, we had five (5) non-employee directors that qualified for compensation. Non-employee directors receive an initial stock option grant upon appointment to the board of directors and subsequent option grants as may be granted at the discretion of the Compensation Committee. In addition, non-employee directors receive annual cash compensation, perquisites as approved by the Compensation Committee and reimbursement of actual out-of-pocket expenses. Beginning in 2006, in lieu of per meeting directors’ fees, the non-employee directors began to receive an annual retainer of $40,000, payable in quarterly installments of $10,000 in January, April, July and October. Directors who are also employees do not receive this compensation. Directors have not previously been given the option to be compensated in stock in lieu of cash, but may be given such option in the future at the discretion of the Compensation Committee.

In December 2005, Carl Dorf, Charles B. Hart, Jr., and Richard W. Wilcox, Jr. were each granted 10,000 stock options under the 2002 plan. The options vest 20% per year beginning December 5, 2006 and expire in six (6) years or December 5, 2011. In June 2007, Anthony C. Krayer, III was granted 10,000 stock options under the 1998 plan. The options vest 20% per year beginning June 25, 2008 and expire in six (6) years or June 25, 2013. In December 2007, Carl Dorf, Charles B. Hart, Jr., Richard W. Wilcox, Jr., Bruce F. Simberg and Anthony C. Krayer, III were each granted 500 stock options under the 2002 plan. The options vest 20% per year beginning December 6, 2008 and expire in six (6) years or December 6, 2013. All options granted to Mr. Krayer were terminated effective as of March 20, 2008.

The following Non-Employee Directors’ Compensation Summary table sets forth information regarding the compensation we paid to our non-employee directors from January 1, 2007 to December 31, 2007.

NON-EMPLOYEE DIRECTORS' COMPENSATION SUMMARY

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards(1)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non- qualified Deferred Compensation Earnings	All Other Compensation		Total
Carl Dorf	$40,000	—	$6,846	—	—	—		$46,846
Charles B. Hart, Jr.	$40,000	—	$6,846	—	—	$8,442	(2)	$55,288
Bruce F. Simberg	$40,000	—	$6,846	—	—	—		$46,846
Richard W. Wilcox, Jr.	$40,000	—	$6,846	—	—	$8,742	(3)	$55,588
Peter J. Prygelski, III (4)	$20,000	—	—	—	—	$4,350	(5)	$24,350
Anthony C. Krayer, III (6)	$20,000	—	$3,044	—	—	—		$23,044

1.
This amount reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with FAS123R. Assumptions used in the calculation of this amount are included in footnote 16 to the Company’s audited financial statements for fiscal year ended December 31, 2007.

2.	Includes $5,642 paid for country club membership and $2,800 for events attended by director and/or family in 2007.
3.	Includes $5,642 paid for country club membership and $3,100 for events attended by director and/or family in 2007.
4.
Mr. Prygelski was a non-employee director from January through June 2007, when he joined our Company as our Chief Financial Officer. In fiscal 2006, Mr. Prygelski’s aggregate director compensation was $53,182, consisting of an annual retainer of $40,000, $6,799 for option awards valued in accordance with FAS 123R at fiscal year end December 31, 2006 and $6,383 for events attended by director and/or family in 2006.

5.	Includes $4,350 for events attended by director and/or family in 2007 prior to becoming an employee of the Company.
6.	Mr. Krayer was appointed as a non-employee director effective as of June 25, 2007 and resigned effective as of March 20, 2008.

Potential Payments Upon Termination or Change in Control

Chief Executive Officer. Pursuant to his employment agreement, if Mr. Lawson is terminated without cause (whether through constructive termination or otherwise), we must make a lump-sum severance payment to him in an amount equal to two year's salary, plus any bonuses in the last 12 months and all of his unvested options would become immediately exercisable and vested. If Mr. Lawson’s employment is terminated after a change in control for good reason, he is entitled to a lump sum severance payment equal to 299% of his last years salary, plus any bonuses in the last 12 months (“parachute payment”), reimbursement of any tax payments made in connection with the parachute payment and all of his unvested options will be immediately vested and exercisable. If Mr. Lawson employment is terminated because of disability or death, we must make a lump sum payment of $350,000 to Mr. Lawson or his estate, respectively. We are not obligated to make any cash payment to Mr. Lawson if his employment is terminated by us for cause or by Mr. Lawson without cause.

The table below reflects the amount of compensation payable to Mr. Lawson in the event of a termination of each of the situations listed below. The amounts shown assume that the termination was effective as of December 31, 2007.

Executive Benefits and Payments Upon Termination	Voluntary Termination	For Cause Termination	Involuntary Not for Cause Termination		Death	Disability	Change in Control for Good Reason
Compensation:
Base Salary	$0	$0	$350,000		$350,000	$350,000	$523,250
Bonus	$0	$0	$0		$0	$0	$0
Long-Term Incentives
Stock Options
(Unvested & Accelerated)	$0	$0	$135	(1)	$0	$0	$135 (1)
Benefits and Perquisites:
280G Tax Gross-Up	$0	$0	$0		$0	$0	$0

1.
This calculation is based on the difference between the closing stock price of the Company’s common stock on December 31, 2007 ($13.44) and the exercise price of Mr. Lawson’s unvested options which became immediately accelerated.

Chief Financial Officer. Pursuant to his employment agreement, if Mr. Prygelski is terminated without cause (whether through constructive termination or otherwise), we must make a lump-sum severance payment to him for the balance of term remaining on his employment agreement which expires on June 25, 2010 and all of his unvested options would become immediately exercisable and vested. It has been the Company’s practice if an executive is terminated without cause, to accelerate any unvested options. Based on this policy, if we terminated Mr. Prygelski without cause, his unvested options would be automatically accelerated.

The table below reflects the amount of compensation payable to Mr. Prygelski in the event of a termination of each of the situations listed below. The amounts shown assume that the termination was effective as of December 31, 2007.

Executive Benefits and Payments Upon Termination	Voluntary Termination	For Cause Termination	Involuntary Not for Cause Termination		Death	Disability	Change in Control for Good Reason
Compensation:
Base Salary	$0	$0	$160,000		$0	$0	$160,000
Bonus	$0	$0	$0		$0	$0	$0
Long-Term Incentives
Stock Options
(Unvested & Accelerated)	$0	$0	$46,735	(1)	$0	$0	$46,735	(1)
Benefits and Perquisites:
280G Tax Gross-Up	$0	$0	$0		$0	$0	$0

1.
This calculation is based on the difference between the closing stock price of the Company’s common stock on December 31, 2007 ($13.44) and the exercise price of Mr. Prygelski’s unvested options which became immediately accelerated.

Chief Accounting Officer. Pursuant to his employment agreement, if Mr. Jennings was terminated without cause (whether through constructive termination or otherwise), we would have been required to make a lump-sum severance payment to him for the balance of term remaining on his employment agreement which expires on May 5, 2008 and all of his unvested options would have become immediately exercisable and vested. It has been the Company’s practice if an executive is terminated without cause, to accelerate any unvested options. Based on this policy, if we terminated Mr. Jennings without cause, his unvested options would be automatically accelerated.

The table below reflects the amount of compensation payable to Mr. Jennings in the event of a termination of each of the situations listed below. The amounts shown assume that the termination was effective as of December 31, 2007.

Executive Benefits and Payments Upon Termination	Voluntary Termination	For Cause Termination	Involuntary Not for Cause Termination		Death	Disability	Change in Control for Good Reason
Compensation:
Base Salary	$0	$0	$50,008		$0	$0	$0
Bonus	$0	$0	$0		$0	$0	$0
Long-Term Incentives
Stock Options
(Unvested & Accelerated)	$0	$0	$135	(1)	$0	$0	$0
Benefits and Perquisites:
280G Tax Gross-Up	$0	$0	$0		$0	$0	$0

1. This calculation is based on the difference between the closing stock price of the Company’s common stock on December 31, 2007 ($13.44) and the exercise price of Mr. Jennings’s unvested options which became immediately accelerated.

Non-compete, non-solicitation and non-disclosure agreement

Other Executives. We are not currently obligated to make any cash payments to any of our other employees (except for our Chief Executive Officer and Chief Financial Officer) if their employment agreement is terminated by us for any reason. It has been the Company’s practice if an executive is terminated without cause, to accelerate any unvested options.

As a condition to Messrs. Lawson, Prygelski and Jennings’ entitlement to receive the base salary amounts and equity award acceleration referenced in the tables above, each is bound by the terms of his non-competition agreement which prohibits him from working in the insurance industry in any territories where the Company has been doing business for a period of one year from the date on which he terminates employment with the Company for any reason (other than without cause). For a period of one year after his employment is terminated, he is also prohibited from soliciting directly for himself or for any third person any employees or former employees of the Company, unless the employees have not been employed by the Company for a period in excess of six months and from disclosing any confidential information that he learned about the Company during his employment.

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

During fiscal 2007, the Independent Director's Committee was responsible for overseeing executive compensation. The members of the Independent Director's Committee as of December 31, 2007 were Carl Dorf, Charles B. Hart, Jr., Richard W. Wilcox, Jr. and Anthony C. Krayer, III.  Peter J. Prygelski, III served as a member of the Independent Directors Committee from January 2007 through June 25, 2007,at which time he became our Chief Financial Officer and was replaced on the Independent Directors Committee by Anthony C. Krayer, III.    Except for Mr. Prygelski, no member of the Independent Directors Committee was at any time during fiscal 2007 or at any other time an officer or employee of the Company, and no member of the Independent Directors Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. No executive officer of the Company has served on the board of directors or the Independent Directors Committee of any other entity that has or has had one or more executive officers who served as a member of the Board of Directors or the Independent Directors Committee of the Company during fiscal 2007.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Family Relationships

Stephen C. Young, our President, is the nephew of Edward Lawson, our Chief Executive Officer and Chairman. Except for the foregoing, there are no family relationships between or among our executive officers and directors.

Related Transactions

Bruce F. Simberg, a director, is a partner of the Fort Lauderdale, Florida law firm of Conroy, Simberg, Ganon, Krevans & Abel, P.A., which renders legal services to the Company. In 2007, the Company paid legal fees to Conroy, Simberg, Ganon, Krevans & Abel, P.A. for services rendered in the amount of approximately $77,275. We believe that the services provided by Conroy, Simberg, Ganon, Krevans & Abel, P.A. are on terms at least as favorable as those that we could secure from a non-affiliated third party.

During 2007, Mr. Lawson’s spouse, cofounder of the Company, received salary compensation totaling $117,000 and an auto allowance of $13,500; Mr. Lawson’s daughter received salary compensation totaling $93,200 for her services as a executive vice president of one of the Company’s insurance subsidiaries and as human resources director; Mr. Lawson’s son-in-law received salary compensation totaling $26,385 for his services as claims adjuster/investigator; Mr. Lawson’s sister-in-law received salary compensation totaling $47,725 for her services as an underwriter for one of the Company’s insurance subsidiaries; and one of Mr. Lawson’s nephew’s received salary compensation totaling $18,454 for his services as an information technology technician. Stephen C. Young, the President of our Company, is the nephew of Mr. Lawson and received the compensation described in "Executive Compensation" on pages 10 through 21 of this Proxy Statement. We believe that the compensation provided to these individuals is comparable to that paid by other companies in our industry and market for similar positions.

We have adopted a written policy that any transactions between the Company and executive officers, directors, principal shareholders or their affiliates take place on an arms-length basis and require the approval of a majority of our independent directors, as defined by the Nasdaq.

PROPOSAL TWO: RATIFICATION OF SELECTION OF AUDITORS

The Audit Committee has selected of DeMeo Young McGrath (“DeMeo”) as the independent registered public accounting firm to perform the audit of the Company’s consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting for the 2008 fiscal year and we are asking the shareholders to ratify this selection. Representatives of DeMeo will be present at the Meeting, will have the opportunity to make a statement if they so desire and will be available to answer appropriate questions.

Our Audit Committee requires that management obtain the prior approval of the Audit Committee for all audit and permissible non-audited services to be provided by DeMeo. The Audit Committee considers and approves at each meeting, as needed, anticipated audit and permissible non-audit services to be provided by DeMeo during the year and estimated fees. The Audit Committee Chairman may approve permissible non-audit services with subsequent notification to the full Audit Committee. All services rendered to us by DeMeo in 2007 were pre-approved in accordance with these procedures.

DeMeo has served as the Company’s independent auditors for each fiscal year since 2002. DeMeo has advised the Company that neither it, nor any of its members, has any direct financial interest in the Company as a promoter, underwriter, voting trustee, director, officer or employee. All professional services rendered by DeMeo during the fiscal year ended December 31, 2007 were furnished at customary rates.

The following table shows fees that we paid (or accrued) for professional services rendered by DeMeo for fiscal 2007 and 2006.

	DeMeo	DeMeo
	Fiscal 2007	Fiscal 2006
Audit Fees (1)	$409,377	$330,582
Audit-Related Fees (2)	$4,560	$9,925
Tax Fees (3)	$83,350	$102,789

Total	$497,287	$443,296

(1)
Audit fees consisted of audit work performed in the preparation of financial statements, as well as work generally only the independent auditor can reasonably be expected to provide, such as statutory audits.

(2)	Audit-related fees consisted primarily of audits of employee benefit plans and special procedures related to regulatory filings in 2007.
(3)	Tax fees consisted primarily of assistance with tax compliance and reporting.

Vote Required and Recommendation

The ratification of the selection of DeMeo Young McGrath, as our independent certified public accountants for the 2008 fiscal year requires the affirmative vote of the holders of a majority of the shares of the Company’s common stock, present in person or by proxy, at the Annual Meeting. Broker non-votes will have no effect on the outcome of this matter. Abstentions will be counted as present at the Annual Meeting for purposes of this matter and will have the effect of a vote against the ratification of the appointment of DeMeo Young McGrath as independent auditors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DEMEO YOUNG MCGRATH AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE 2008 FISCAL YEAR.

SHAREHOLDER MATTERS

Shareholder Communications with the Board

Any shareholder may send communications by mail to the Board or individual directors c/o Corporate Secretary, 21st Century Holding Company, 3661 West Oakland Park Boulevard, Suite 300, Lauderdale Lakes, FL 33311 or via our website at www.21stcenturyholding.com. The Board has instructed the Corporate Secretary to review this correspondence and determine, in his or her discretion, whether matters submitted are appropriate for Board consideration. The Corporate Secretary may also forward certain communications elsewhere in the Company for review and possible response. In particular, communications such as product or commercial inquiries or complaints, job inquiries, surveys and business solicitations or advertisements or patently offensive or otherwise inappropriate material will not be forwarded to the Board.

Shareholder Proposals for Inclusion in Next Year’s Proxy Statement

Pursuant to Rule 14a-8 of the SEC’s proxy rules, a shareholder intending to present a proposal to be included in the proxy statement for our 2009 Annual Meeting of Shareholders must deliver a proposal in writing to our principal executive offices no later than the close of business on December 24, 2008 (or a reasonable time before we begin to print and mail the proxy materials for the 2008 annual meeting, if we change the date of the 2009 annual meeting more than 30 days from the date of this year’s Annual Meeting). Proposals should be addressed to: Secretary, 21st Century Holding Company, 3661 West Oakland Park Boulevard, Suite 300, Lauderdale Lakes, Florida 33311. Proposals of shareholders must also comply with the SEC’s rules regarding the inclusion of shareholder proposals in proxy materials, and we may omit any proposal from our proxy materials that does not comply with the SEC’s rules.

Other Shareholder Proposals for Presentation at Next Year’s Annual Meeting

Shareholder proposals intended to be presented at, but not included in the proxy materials for, our 2009 annual meeting, must be timely received by us in writing at our principal executive offices, addressed to the Secretary of the Company as indicated above. Under the Company’s bylaws, to be timely, a shareholder’s notice must be delivered to or mailed and received at the Company’s principal executive offices not less than 60 days, nor more than 90 days, prior to the meeting. If we give less than 70 days’ notice or prior public disclosure of the meeting date, however, notice by a shareholder will be timely given if received by the Company not later than the close of business on the tenth day following either the date we publicly announce the date of our annual meeting or the date of mailing of the notice of the meeting, whichever occurs first. A shareholder’s notice to the Secretary must set forth as to each matter the shareholder proposes to bring before the annual meeting:

•	A brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting,

•	The name and record address of the shareholder proposing such business,

•	The class and number of shares beneficially owned by the shareholder, and

•	Any material interest of the shareholder in such business.

The SEC’s rules permit our management to vote proxies on a proposal presented by a shareholder as described above, in the discretion of the persons named as proxy, if:

•	We receive timely notice of the proposal and advise our shareholders in the 2008 proxy materials of the nature of the matter and how management intends to vote on the matter; or

•	We do not receive timely notice of the proposal in compliance with our bylaws.

OTHER BUSINESS

The Board knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote proxies in their discretion as they may deem appropriate, unless they are directed by a proxy to do otherwise.

HOUSEHOLDING OF ANNUAL DISCLOSURE DOCUMENTS

As permitted by the Exchange Act, only one copy of this Proxy Statement is being delivered to shareholders residing at the same address, unless such shareholders have notified us of their desire to receive multiple copies of the Proxy Statement.

We will promptly deliver, upon oral or written request, a separate copy of the Proxy Statement to any shareholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to our Chief Financial Officer by phone at (954) 581-9993 or by mail to the Chief Financial Officer, 3661 West Oakland Park Boulevard, Suite 300, Lauderdale Lakes, Florida 33311.

Shareholders residing at the same address and currently receiving only one copy of the Proxy Statement may contact our Chief Financial Officer by phone at (954) 581-9993 or by mail to the Chief Financial Officer, 3661 West Oakland Park Boulevard, Suite 300, Lauderdale Lakes, Florida 33311 to request multiple copies of the Proxy Statement in the future.

By Order of the Board of Directors
REBECCA L. CAMPILLO, Secretary
Lauderdale Lakes, Florida
April 21, 2008